UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place 5th Floor Stamford, CT 06902 (Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting (as defined in Item 5.07 below) the shareholders of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), approved, among other things, amendments to the Company’s Second Amended and Restated Articles of Incorporation to (i) increase the number of authorized shares of the Company’s Common Stock, par value US$0.01 per share (“Common Stock”), from 150,000,000 to 700,000,000 shares, and (ii) establish the number of authorized shares of preferred stock, par value US$0.01 per share, at 25,000,000 shares (collectively, the “Amendments”). The Amendments became effective on August 2, 2016 upon filing of the Company’s Articles of Amendment to its Second Amended and Restated Articles of Incorporation (the “Amended Articles”) with the Registrar of Corporations of the Republic of the Marshall Islands.

The foregoing description of the Amended Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Articles, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On August 2, 2016, the Company held a Special Meeting of Shareholders (the “Special Meeting”). There were a total of 38,281,960 shares of the Company’s Common Stock outstanding and entitled to vote at the Special Meeting. A total of 32,879,166 shares of Common Stock, constituting a majority of the Company’s outstanding shares of Common Stock entitled to vote at the Special Meeting, were represented at the Special Meeting either in person or by proxy. At the Special Meeting, the Company’s shareholders voted on the following matters and cast their votes as described below.

1.     To ratify, for purposes of complying with The NASDAQ Stock Market LLC (“NASDAQ”) Listing Rule 5635(d), the issuance of shares of the Company’s Common Stock in connection with the entry into a Second Lien Loan Agreement (the “Second Lien Loan Agreement”), dated as of March 30, 2016, by and among Eagle Shipping LLC, as borrower, certain of its subsidiaries, as guarantors, certain lenders thereunder and Wilmington Savings Fund Society, FSB as agent for the Second Lien Lenders, in an amount equal to 20% or more of the Common Stock outstanding before the issuance of such shares.

Votes For	Votes against	Abstentions	Broker Non-Votes
27,377,715	638,436	9,407	4,853,608

2.     To ratify, for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of shares of Common Stock, in connection with the entry into the Second Lien Loan Agreement, to certain directors and officers of the Company.

Votes For	Votes against	Abstentions	Broker Non-Votes
27,353,031	659,982	12,545	4,853,608

3.     To approve an amendment to Article FOURTH of the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock from 150,000,000 to 700,000,000.

Votes For	Votes against	Abstentions	Broker Non-Votes
30,512,659	2,324,068	42,439	0

4.     To approve an amendment to Article FOURTH of the Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-10 and 1-for-50, inclusive.

Votes For	Votes against	Abstentions	Broker Non-Votes
31,912,876	954,110	12,180	0

5.     To approve, for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of Common Stock, in connection with the entry into Common Stock Purchase Agreements (collectively, the “Common Stock Purchase Agreements”), dated as of July 1, 2016 and July 10, 2016, respectively, each by and among the Company and the purchasers party thereto, in an amount equal to 20% or more of the Common Stock outstanding before the issuance of such shares.

Votes For	Votes against	Abstentions	Broker Non-Votes
27,321,582	692,941	11,035	4,853,608

6.     To approve, for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of shares of Common Stock, in connection with the entry into the Common Stock Purchase Agreements, to certain directors and officers of the Company.

Votes For	Votes against	Abstentions	Broker Non-Votes
27,308,580	708,436	8,542	4,853,608

7.     To approve an amendment to Article FOURTH of the Articles of Incorporation to authorize 25,000,000 shares of preferred stock, par value US$0.01 per share.

Votes For	Votes against	Abstentions	Broker Non-Votes
27,139,496	872,301	13,761	4,853,608

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Eagle Bulk Shipping Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: August 2, 2016	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Eagle Bulk Shipping Inc.